EXHIBIT 10.3.a
                         SEVERANCE AND RELEASE AGREEMENT

     This Agreement made this 29th day of January, 2003 by and between Manchester Technologies, Inc. a domestic corporation having its principal offices at 160 Oser Avenue, Hauppauge, New York 11788, hereinafter known as the "Company", and Joel Stemple, residing at 35 Hamlet Drive, Hauppauge, New York 11788, hereinafter known as the "Employee".

     WHEREAS, the Company and the Employee entered into a certain Agreement of Employment on September 30, 1996, and

     WHEREAS, the Employee has been continuously employed by the Company since that date, which employment has been subject to the Employment Agreement of September 30, 1996, and subsequent renewals and modifications of said Employment Agreement, and

     WHEREAS, the term of employment of the Employee shall terminate on July 31, 2004, which termination shall be subject to the terms of the within agreement, and

     WHEREAS, the Employee and the Company desire to resolve all matters as between them as a result of the cessation of the employment relationship, and

     WHEREAS, the Employee and the Company have negotiated the within agreement as between themselves and it is not part of a group incentive or other termination program,

     Now, therefore, in consideration of the sum of Ten ($10.00) Dollars each to the other in hand paid, and further consideration of the terms, covenants and conditions of the within agreement, the Company and the Employee hereby agree as follow:

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     1. Effective Date: The within  agreement shall be effective as of August 1,
2004 (the "Effective Date") and shall remain in effect until July 31, 2007.

     2. Termination of Employment: The employment of the Employee by the Company will cease on July 31, 2004 (the "Termination Date"). The Employee shall remain as an employee of the Company until the Termination Date and as subject to the terms of the modification of employment agreement of January 29, 2003.

     3. Resignation: The Employee shall hereby be considered to have tendered his resignation as an officer of the Company, which resignation shall be deemed effective July 31, 2004.

     4. Consideration: In consideration for the Employee's agreement to the provisions contained in paragraph 10 of the within agreement (non-disclosure) and paragraph 11 of the within agreement (non-competition covenant) and paragraph 12 of the within agreement (non- solicitation) the Company shall pay the Employee the following sums and in the following manner:

     a. The sum of $62,000.00 for each twelve (12) month period of the term of the within agreement, which sums shall be paid to the Employee in bi-weekly installments.

     For clarification purposes, the foregoing consideration payable to the Employee is not conditioned upon, or in exchange any personal services of any nature to be rendered by the Employee during the term of this agreement.

     5. Stock Vesting: On the termination date, the Employee will have certain vested options of Company stock ("Company Stock"). These stock options shall continue to be subject to the terms and conditions of the applicable Company stock option plans and stock option agreements as between the Employee and the Company. The Employee herein acknowledges and

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agrees that he has no further right to any additional options of the Company stock other than those already granted to him as an officer and employee of the Company.

     6. Benefits: Effective August 1, 2004, continuing through the term of the within agreement and for a period of one year thereafter, the Employee shall be included in the existing medical and hospital insurance plans presently maintained by the Company, and or any substitutions or additions thereto. Such coverage shall be at no charge to the Employee. Subsequent to the termination date of the within agreement, the Employee shall have the right to continue his medical and hospital insurance benefits pursuant to COBRA, at the Employee's cost and expense.

     7. Employee Release of Claims: The Employee, on his own behalf, and on behalf of his respective heirs, executors, administrators, successors and/or assigns, hereby fully and forever releases the Company and its officers, directors, employees, shareholders, administrators, affiliates, divisions, subsidiaries, successors and assigns ("Company Affiliates") from and agree not to sue any of the foregoing persons or entities concerning any claim, liability, demands, sums of money, agreements, promises, damages, costs or expenses (including attorney fees), duty, obligation or cause of action relating to any matters of any kind, whether presently known, or unknown, that the Employee may possess arising from any omissions or acts with respect to the Company that have occurred in the ordinary course of business up until and including the "Effective Date" including, without limitation:

          a. Any and all claims relating to, or arising from, the Employee's employment relationship with the Company.

          b. Any and all claims relating to, or arising from, the Employee's right to purchase, or the actual purchase of shares of stock of the
     Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under any applicable state corporate law and securities fraud under any state or federal law.

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     c. Any and all claims for  violation  of any  federal,  state or  municipal statute.

     d. Any and all claims arising out of any other law, rules, statutes, and/or regulations relating to employment or employment discrimination.

     Subject to the next succeeding sentence, the Company and the Employee agree that the release set forth in this paragraph is and will remain a complete general release as to the matters released. Notwithstanding anything herein to the contrary, the Employee's release and covenant not to sue contained in this agreement does not and shall not extend or apply to any rights, duties or obligations of the Company or any Company affiliates pursuant to the within agreement, or to the Employee's rights of indemnification, whether pursuant to this agreement, the Company Articles of Incorporation, By-Laws, or other corporate documents of the Company or any company affiliates, insurance policies, agreements or applicable law or otherwise, all of which are hereby expressly reserved.

 8.  Company  Release  of Claims -  Indemnification

     a. The Company, on its own behalf and on behalf of the company affiliates, hereby fully and forever releases and discharges the Employee, his heirs, executors, administrators, successors, and/or assigns from, and agrees not to sue the Employee, or any such other entities, concerning any and all claims, liabilities, demands, sums of money, agreements, promises, damages, costs or expenses (including attorneys fees), duties, obligations, causes of action and liabilities of any kind or character whatsoever, including all known and unknown claims, arising on or before the "Effective Date", other than claims involving intentional wrongdoing against the Company by the Employee, which the Company has or may possess against the Employee. The Company's release does not extend to any duties or obligations of the Employee incurred pursuant to this agreement.

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     b. The Company  hereby  agrees to indemnify and hold harmless the Employee, and advance the expenses of the Employee, to the fullest extent permitted by the Company by-laws, Articles of Incorporation, or as otherwise to the fullest extent permitted under New York law, from and against any and all claims, suits, loses, liabilities, damages, judgments, costs and expenses, including without limitation, reasonable attorney's fees, arising out of or relating to the Employee's acts or omissions in his capacity as an employee, officer and representative of the Company or any of the company affiliates, except in the event and to the extent the foregoing shall be due to the intentional wrongdoing of the Employee.

     9. Absence of Pending or Future Lawsuits: The Employee represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against the Company or the Company affiliates, and the Company represents on behalf of itself and the company affiliates that no such person has any lawsuit, claim or action pending in his or its name, or on behalf of any other person or entity against the Employee. The Employee represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any company affiliates with respect to any or all matters released by the Employee hereunder.

     10. Non-Disclosure of Confidential Information: The Employee hereby acknowledges and agrees that the duties and services he performed for the Company were special and unique, and that as a result of his employment by the Company, he has acquired, developed and used certain confidential and proprietary information of a special and unique nature and value that

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is not known to the public or to the Company's industry, including but not limited to, certain records, secrets, documentation, manner of operation, software programs, price lists, ledgers and related information, employee records, mailing lists, customer lists, customer and vendor profiles, prospective customer lists, accounts receivable and payable ledgers, commission structures, financial and other records of the Company or its subsidiaries, information regarding its customers, vendors or principals, and other similar matters, in each case if and to the extent confidential and proprietary to the Company (all of such information being hereinafter referred to as "Confidential Information". The Employee further acknowledges and agrees that the Confidential Information is of great value to the Company and its subsidiaries, and that the restrictions and agreements contained in the within agreement are reasonably necessary to protect the confidential information, and the good will of the Company and of the Company's business. Accordingly, the Employee hereby agrees that:

     a. He will not at any time, either during the term of this agreement or thereafter, directly or indirectly, except as otherwise authorized by the Company or for the benefit of the Company, divulge to any person, firm, partnership, corporation, limited liability company or organization, other than the Company (hereinafter referred to as "Third Parties"), or use or cause or authorize any third parties to use the confidential information, except as required by law or court or governmental agency; and

     b. The Company represents that the Employee has delivered or caused to be delivered to the Company any and all tangible confidential information, including any and all notebooks, drawings, keys, data and other documents and materials belonging to the Company or its affiliates, which was in his possession or under his control relating to the Company or its affiliates, regardless of the medium upon which such is stored..

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     Notwithstanding  anything  herein to the contrary,  the term  "Confidential
Information" as used in this agreement, shall not include any information which:

          i. Is or becomes available to the public other than as a result of a disclosure by the Employee,

          ii. Was known by the Employee prior to its disclosure to the Employee by the Company, or

          iii. Became available to the Employee from a source other than the Company.

     Employee herein acknowledges that he shall retain all such "Confidential Information" which he has acquired during his said employment in trust, in a fiduciary capacity, and for the sole benefit of the Company.

     11. Non-Competition Covenant: Employee acknowledges that the covenants set forth in this paragraph 11 are reasonable in scope and essential to the preservation of the business of the Company. In addition, Employee acknowledges that the Company has obtained an advantage over its Competitors (as hereinafter defined) as a result of its name and reprutation which it has developed at great expense and effort and over an extended period of time. Employee acknowledges that competition by him by virtue of employment with any of the defined Competitors during the Restricted Period (as hereinafter defined) would impair the operation of the Company beyond that which would arise from the competition of an unrelated Third Party with similar skills. Accordingly, Employee shall not, during the period commencing on the Effective Date and continuing through and including July 31, 2007 (the "Restricted Period"), without the express written permission of the Company, directly or indirectly, become an employee, consultant or principal of,

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or perform services  pursuant to any other employment or consulting  arrangement with, or become an officer, director or shareholder of any business of the type and character of the business engaged in by the Company and/or its subsidiaries at the time of the commencement of the within agreement. This provision shall not preclude the restrictions of the within Agreement from being applicable to the sale of other products or services based upon any other business or enterprise which the Company and/or its subsidiaries may be engaged in at the date of commencement of the within agreement. Accordingly, in the event the Company and/or its subsidiaries may extend or otherwise expand their core business activities, the restrictions of the within Agreement will also extend to encompass the full scope of such expanded activities that the Company and/or its subsidiaries may be engaged in at the date of the commencement of the within agreement.

     12. Non-Solicitation: Employee hereby covenants and agrees that during the Restricted Period, he shall not directly or indirectly induce, attempt to induce or hire any employee of the Company or its subsidiaries to leave the employment of the Company or its subsidiaries, or interfere with the relationship between any such employee of the Company or its subsidiaries. Employee hereby further covenants and agrees that during the Restricted Period he shall not directly or indirectly, interfere with the Company's relationship with any person, firm, corporation, limited liability company or other entity that is a customer of the Company, and whether such customer is a present customer of the Company or a future customer acquired during the term of employee's employment with the Company.

     13.   Remedies   for   Violation   of   Non-Disclosure,   Non-Compete   and
Non-Solicitation Provisions; Certain Superseding Provisions:

     (a) Injunctive Relief Employee expressly acknowledges and agrees that the

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business of the Company is highly competitive and that a violation of any of the provisions of paragraphs 10, 11 or 12 would cause immediate and irreparable harm, loss and damage to the Company not adequately compensable by a monetary award. Employee further acknowledges and agrees that the Restricted Period is the minimum necessary to adequately protect the business of the Company. Without limiting any of the other remedies available to the Company hereunder, at law or in equity, or the Company's right or ability to collect money damages therefor, Employee agrees that any actual or threatened violation of any of the provisions of paragraphs 10, 11 or 12 may be restrained or enjoined by any court of competent jurisdiction, and that a temporary restraining order or preliminary or final injunction may be issued in any court of competent jurisdiction, without bond or other security therefor.

     (b) Enforcement It is the desire of the Parties that the provisions of paragraphs 10, 11 and 12 be enforced to the fullest extent permissible under the laws of the State of New York. Accordingly, if any particular portion of paragraphs 10, 11 and 12 shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalidated by such laws, such section or sections shall be (i) deemed amended to delete therefrom such portions so adjudicated or (ii) modified as determined appropriate by such court, such deletions or modifications to apply only with respect to the operation of such section or sections in the particular jurisdiction so adjudicating on the parties and under the circumstances as to which so adjudicated.

     (c) Jurisdiction The Parties agree and consent to the sole and exclusive jurisdiction of the Supreme Court of Suffolk County, for the enforcement of the terms and conditions of paragraphs 10, 11 and 12 and for the resolution of any disputes arising under those paragraphs.

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                  (d) Legal Fees The losing party shall reimburse the prevailing party for all reasonable costs and expenses, including, but not limited to, reasonable attorneys fees, incurred by the prevailing party in connection with any action at law or in equity brought with respect to the provisions set forth in paragraphs 10, 11 and 12 of this Agreement or the enforcement thereof.

     14. Tax Consequences The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid to him hereunder by the Company and any penalties or assessments thereon.

     15. Authority: The Company represents and warrants that the within Agreement has been duly authorized by the Board of Directors of the Company. The Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents to his or its knowledge (as the case may be) that there are no liens or claims of lien or assignment in law or equity or otherwise of or against any of the claims or causes of action released herein.

     16. Severability: In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. 17. Amendments: This Agreement may only be amended in writing signed by Employee and by an officer of the Company. 18. Governing Law: The laws of the State of New York without regard to its choice of law provisions shall govern this Agreement.

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     19. Counterparts:  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     20. Recitals: The Recitals set forth above are hereby incorporated in and made a part hereof by this reference.

     21. Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns, executors, administrators, heirs and legal representatives; provided, however, that no assignment by any party hereto shall operate to release such Party hereto of its obligations hereunder and shall not be permitted without the prior written consent of the other Party.

     22. Integration Clause: This Agreement constitutes the sole entire agreement among the Parties with respect to the subject matter hereof, and no representations, warranties, inducements, promises or agreements, oral or otherwise, not embodied or incorporated herein have been made concerning or in connection with this Agreement. Any prior discussions or negotiations, agreements, commitments and understandings relating hereto are superceded hereby and merged herein.

     23. Waiver: Any failure by any party to insist upon the strict performance of the other party of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, and such party notwithstanding such failure shall have the right hereafter to insist upon the strict performance of any and all provisions of this Agreement to be performed by the other party.

     24. Captions: The captions contained in this Agreement are inserted only by way of convenience, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

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     25.  Construction:  This  Agreement  shall not be construed  more  strictly against one party than the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized because of the arms-length negotiations involved in reaching this Agreement, the parties have contributed substantially materials to the preparation of this Agreement.

     26. Notices: All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally or by generally recognized prepaid receipted overnight delivery service (such as FedEx), or (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, in each case addressed as follows:


                  (a) If to the Company: Barry R. Steinberg, CEO Manchester Technologies, Inc. 160 Oser Avenue Hauppauge, New York 11788

                           With a copy to:

                           Joel Rothlein, Esq.
                           Kressel, Rothlein, Walsh & Roth, LLC
                           684 Broadway
                           Massapequa, New York 11758

                  (b)      If to the Employee:

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                           Joel Stemple
                           35 Hamlet Drive
                           Hauppauge, New York 11788

or to such other address as the recipient party may indicate by a notice delivered to the sending party (such change of address notice to be deemed given, delivered and received only upon actual receipt thereof by the recipient of such notice).

     27. Voluntary Execution of Agreement: This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims specifically released hereby. The Parties acknowledge that: (a) they have read this Agreement;

     (b) they have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

     (c) they understand the terms and consequences of this Agreement and of the releases it contains; and

     (d) they are fully aware of the legal and binding effect of this Agreement.

     In Witness Whereof the Parties hereto have set their hands and seals the day and year first above written.


In the Presence of:                               Manchester Technologies, Inc.


____________________________                By:___________________________ Pres.
                                                    Barry R. Steinberg




----------------------------                   -------------------------------
                                                       Joel Stemple

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